                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. _____)


Filed by the Registrant  [X]
Filed by a Party other then the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             AVAX TECHNOLOGIES, INC.
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6( i )(1) and 0-11.

         1)   Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

         2)   Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

         4)   Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

         5)   Total fee paid:

              ------------------------------------------------------------------

[   ]    Fee paid previously with preliminary materials

[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrant statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

              ------------------------------------------------------------------

         2)   Form, Schedule or Registration Statement No.:

              ------------------------------------------------------------------

         3)   Filing Party:

              ------------------------------------------------------------------

         4)   Date Filed:

              ------------------------------------------------------------------

                             AVAX TECHNOLOGIES, INC.
                           4520 MAIN STREET, SUITE 930
                           KANSAS CITY, MISSOURI 64111

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON THURSDAY, JULY 19, 2001

                          ----------------------------

                 TO THE STOCKHOLDERS OF AVAX TECHNOLOGIES, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AVAX TECHNOLOGIES, INC., a Delaware corporation (the "Corporation"), will be held on Thursday, July 19, 2001, at 10:00 a.m. at Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri 64012, for the following purposes:

     1. To elect six members to the Board of Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

     2.   To ratify the adoption of the 2000 Directors' Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record of the Corporation's Common Stock and the Series C Convertible Preferred Stock at the close of business on June 11, 2001, are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof. A complete list of those stockholders will be open to examination by any stockholder of record for any purpose germane to the meeting during ordinary business hours at the Corporation's executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri 64111, for a period of 10 days prior to the meeting.

                                       By Order of the Board of Directors


                                       David L. Tousley
                                       Corporate Secretary
Kansas City, Missouri
June 14, 2001

                             YOUR VOTE IS IMPORTANT.

                  REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

                  IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A SIGNED PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

                  TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU SHOULD COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                             AVAX TECHNOLOGIES, INC.

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement and the enclosed form of proxy are solicited by the Board of Directors of AVAX TECHNOLOGIES, INC., a Delaware corporation ("AVAX" or the "Corporation"), with its principal executive offices at 4520 Main Street, Suite 930, Kansas City, Missouri 64111, for use at the Annual Meeting of Stockholders and any adjournment thereof (the "Annual Meeting"), to be held on Thursday, July 19, 2001 at 10:00 a.m. Loch Lloyd Country Club, 16750 Country Club Drive, Belton, Missouri 64012. It is expected that this Proxy Statement, the form of proxy, the Notice of Annual Meeting and the accompanying Annual Report of the Corporation, which includes the financial statements for the year ended December 31, 2000, will be mailed to stockholders on or about June 14, 2001.

         You are requested to complete, date and sign the accompanying form of proxy and return it promptly in the envelope provided. Your proxy may be revoked by written notice of revocation delivered to the Secretary of the Corporation, by executing and delivering a later dated proxy or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not constitute a revocation of your proxy unless you vote in person at the Annual Meeting or deliver an executed and later dated proxy. Proxies duly executed and received in time for the Annual Meeting will be voted in accordance with the stockholders' instructions. If no instructions are given, proxies will be voted as follows:

          a. to elect Edson D. de Castro, James L. Currie, Andrew W. Dahl, Sc.D., John K. A. Prendergast, Ph.D. Jean-Loup Salzmann, M.D., Ph.D. and Carl Spana, Ph.D. as Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

          b.   to ratify the adoption of the 2000 Directors' Stock Option Plan;
               and

          c. in the discretion of the proxy holder as to any other matter coming before the Annual Meeting.


                OUTSTANDING VOTING SECURITIES OF THE CORPORATION

         Only holders of shares of Common Stock, par value $.004 per share (the "Common Stock") and holders of the Series C Convertible Preferred Stock, $.01 per share (the "Series C Preferred Stock"), of the Corporation, of record as of June 11, 2001 (the "Record Date") will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of June 11, 2001, 16,541,621 shares of Common Stock and 86,750 shares of Series C Preferred Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote and each share of Series C Preferred Stock will be entitled to 30.7692 votes. The holders of the Common Stock and the Series C Preferred Stock will vote together as one class on all matters to be considered at the Annual Meeting. As of June 11, 2001, the 86,750 shares of Series C Preferred Stock are entitled to 2,669,225 votes in the aggregate on all matters to be voted on at the meeting.

         The presence, in person or by proxy, of at least a majority of the outstanding shares of stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. The affirmative vote of a plurality of the shares of stock present or represented at the Annual Meeting is required to elect the directors. The affirmative vote of a majority of the shares of stock present or represented at the Annual Meeting is required to ratify the adoption of the 2000 Directors' Stock Option Plan. Abstentions and broker non-votes are counted for purposes of determining the presence of a quorum at the Annual Meeting, but will have no effect on the vote on the proposal to ratify the adoption of the 2000 Directors' Stock Option Plan.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of June 11, 2001, certain information regarding the beneficial ownership of the Common Stock and the Series C Convertible Preferred Stock (assuming full conversion into Common Stock) (i) by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock, (ii) by each of the named officers and directors of the Corporation and (iii) by all executive officers and directors of the Corporation as a group.

                                                                                                PERCENTAGE
           NAME AND ADDRESS                                           NUMBER                     OF CLASS
          OF BENEFICIAL OWNER            TITLE OF STOCK              OF SHARES             BENEFICIALLY OWNED(1)
          -------------------            --------------              ---------             ---------------------

Jeffrey M. Jonas, M.D.(2)                Common Stock                   733,000                    3.68%
David L. Tousley, C.P.A.(3)              Common Stock                   303,795                    1.56%
Warren B. Dudley(3)                      Common Stock                    80,625                    *
Edson D. de Castro(4)                    Common Stock                    88,262                    *
James L. Currie(5)                       Common Stock                 1,967,467                   10.06%
Andrew W. Dahl, Sc.D.(6)                 Common Stock                    24,722                    *
John K.A. Prendergast, Ph.D.(7)          Common Stock                   123,179                    *
Jean-Loup Salzmann, M.D., Ph.D.(8)       Common Stock                   333,422                    1.74%
Carl Spana, Ph.D.(9)                     Common Stock                   123,179                    *
Lindsay A. Rosenwald, M.D.(10)           Common Stock                 1,675,143                    8.55%
787 Seventh Avenue, 48th Floor
New York, NY  10019

Essex Woodlands Health Ventures Fund     Common Stock                 1,967,467                   10.04%
IV, L.P.(11)
190 South LaSalle Street,
Suite 2800
Chicago, IL  60603

All executive officers and directors     Common Stock                 3,777,651                   18.09%
as a group (11 persons)(12)
---------------
*REPRESENTS LESS THAN 1%.

         Common Stock is determined as the number of Common Stock shares outstanding (16,541,621 as of June 11, 2001) plus the number of shares issuable upon conversion of the Series C Preferred Stock (2,669,225 as of June 11, 2001).

(1) Beneficial ownership is determined in accordance with rules promulgated by the Securities and Exchange Commission, and includes voting and investment power with respect to shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after June 11, 2001, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 700,409 shares of Common Stock that Dr. Jonas may acquire within 60 days of June 11, 2001, upon the exercise of options held by Dr. Jonas.

(3) Represents shares that Mr. Tousley and Mr. Dudley each may acquire within 60 days of June 11, 2001.

(4) Represents shares of Common Stock that Mr. de Castro may acquire within 60 days of June 11, 2001, upon the exercise of options held by Mr. De Castro.

(5) Includes all shares of Common Stock, Series C Preferred Stock and warrants and options to purchase Common Stock held by Essex Woodlands. Mr. Currie disclaims beneficial ownership of those shares except to the extent of his pecuniary interest therein.

(6) Represents shares of Common Stock that Mr. Dahl may acquire within 60 days of June 11, 2001, upon the exercise of options held by Mr. Dahl.

(7) Includes 58,262 shares of Common Stock that Dr. Prendergast may acquire within 60 days of June 11, 2001, upon the exercise of options by Dr. Prendergast.

(8) Represents shares owned by Dr. Salzmann and held in escrow pursuant to the Escrow Agreement entered into between the Corporation and Dr. Salzmann. Does not include any shares of Common Stock that Dr. Salzmann may receive if certain milestones are reached in accordance with the Rights Agreement entered into between the Corporation and Dr. Salzmann.

(9) Includes 58,262 shares of Common Stock that Dr. Spana may acquire within 60 days of June 11, 2001 upon the exercise of options held by Dr. Spana.

(10) Based solely on SEC filings by Dr. Rosenwald and the related companies. Includes 199,314 shares of Common Stock owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Includes (i) 17,000 shares of Common Stock issuable upon exercise of warrants issued to the designees of Paramount Capital, Inc., Paramount (the "Placement Agent") for certain bridge financing transactions of the Corporation from August 1995 to February 1996 (the "Bridge Placement Warrants"), (ii) approximately 320,949 shares of Common Stock issuable upon exercise of warrants issued to the designees of Paramount in connection with services rendered during a private offering of Series B Preferred Stock by the Corporation in May and June 1996 (the "Series B Placement Warrants") and (iii) approximately 58,753 shares of Common Stock issuable upon the exercise of the Unit Purchase Option for the purchase of Common Stock and Warrants issued to the designees of Paramount related to the Series C Preferred Stock offering by the Corporation in March 1999. Includes 486,798 shares of Common Stock held by The Aries Fund, A Cayman Island Trust and The Aries Domestic Fund, L.P. (collectively, the "Funds"), two private investment funds that are managed by a company of which Dr. Rosenwald is President, and includes an aggregate of 37,337 shares of Common Stock issuable upon exercise of Series B Placement Warrants and Bridge Placement Warrants held by the Funds. Dr. Rosenwald disclaims beneficial ownership of shares owned by the Funds, except to the extent of his pecuniary interest, if any.

(11) Includes 1,538,460 shares of Common Stock issuable upon the conversion of 50,000 shares of Series C Preferred Stock. Also includes 307,692 shares of Common Stock Essex Woodlands Health Ventures IV, L.P. ("Essex Woodlands") may acquire, pursuant to Warrants issued in conjunction with the Series C Preferred Stock purchased by Essex Woodlands in the Series C Offering. Also includes 8,989 shares of Common Stock Essex Woodlands may acquire, pursuant to Warrants issued in conjunction with the March 9, 2000 Common Stock offering by the Corporation. Also includes 22,438 shares of Common Stock issuable upon the exercise of options held by Essex Woodlands.

(12) In accordance with SEC regulations, based on persons who were executive officers as of the end of the fiscal year, three of whom are no longer employed by the Corporation as of the date of this Proxy Statement.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the Annual Meeting, the stockholders will elect six directors to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified, or until their earlier resignation or removal. It is intended that the names of the nominees listed below will be placed in nomination at the Annual Meeting to serve as directors and that the person named in the form of proxy will vote for their election. All nominees listed below are currently members of the Board of Directors. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any nominee becomes unavailable to serve as a director for any reason, the shares represented by the proxies will be voted for the person, if any, designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve.

         The nominees for directors of the Corporation, as well as certain information about them, are as follows:

Name                                                 Age               Position with the Corporation
----                                                 ---               -----------------------------

Edson D. de Castro                                   62                Director
James L. Currie                                      64                Director
Andrew W. Dahl, Sc.D.                                58                Director
John K. A. Prendergast, Ph.D.                        47                Director
Jean-Loup Salzmann, M.D., Ph.D.                      46                Director
Carl Spana, Ph.D.                                    38                Director

         EDSON D. DE CASTRO has been a member of the Board of Directors of the Corporation since October 1993. Since 1990, Mr. de Castro has been consulting for companies and participating as a member of certain Boards of Directors. Mr. de Castro was one of five co-founders of Data General Corporation in 1968 for which, from 1968 to 1989, he served as its President and Chief Executive Officer, and from 1989 to 1990, he served as its Chairman of the Board of Directors. From 1995 to 1997, Mr. de Castro was the Chief Executive Officer and Chairman of the Board of Directors of Xenometrix, Inc. Mr. de Castro was a founder and Executive Committee Member of the Massachusetts High Tech Council. Mr. de Castro is a Trustee of Boston University. In addition, Mr. de Castro serves on the Board of Directors of Boston Life Sciences, Inc. Mr. de Castro received his B.S. in Electrical Engineering from the University of Lowell in 1960.

         JAMES L. CURRIE has been a Director of the Corporation since March 1999. Mr. Currie is a General Partner of Essex Woodlands Health Ventures and has been involved with the Corporation since 1982. Currently he sits on the Board of Directors of Serologicals Corporation, Digitrace Care Services, Inc., the Health Advanced Institute, Cebert Pharmaceuticals, Inc. and Integrity Pharmaceuticals Corporation. He has played key roles in the formation or financing of Critical Care of America, LyphMed, Inc. Parexel International, Serologicals, Inc, Richwood Pharmaceuticals, and a number of other successful venture-backed companies. For eight years, he served as owner/operator of Central Scientific, Inc. a manufacturer and distributor of products sold to the health care industry.

         ANDREW W. DAHL, Sc.D., has been a director of the Corporation since September 1999. From July 1994 through December 1999, Dr. Dahl served as the President and Chief Executive Officer of HealthNet, Inc. From July 1990 through March 1994, Dr. Dahl served as President and Chief Executive Officer of IVF America, Inc. (now known as IntegraMed America), where he was instrumental in taking the Corporation public. Dr. Dahl also served as Executive Vice President and Chief Operating Officer of St. John Health and Hospital Corporation in Detroit, a university-affiliated medical center, and was Vice President for Development of the Hospital Corporation of America, Management Company. Dr. Dahl received his Sc.D. from Johns Hopkins University and a M.P.A. from Cornell University. Dr. Dahl is also a fellow in the American College of Health Care Executives.

         JOHN K. A. PRENDERGAST, Ph.D., has been a director of the Corporation since July 1996. Dr. Prendergast has served as President and principal of Summercloud Bay, Inc., a biotechnology-consulting firm, since 1993. He is a co-founder and/or a member of the Board of Ingenex, Inc., Atlantic Pharmaceuticals, Inc., Optex Ophthamologics,

Inc., Gemini Gene Therapies, Inc., Channel Therapeutics, Inc., Xenometrix, Inc., Avigen, Inc., and Palatin Technologies, Inc. From October 1991 through December 1997, Dr. Prendergast was a Managing Director of Paramount Capital Investments, LLC and a Managing Director of The Castle Group Ltd. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in Administration and Management from Harvard University.

         JEAN-LOUP SALZMANN, M.D., Ph.D., has been a Director of the Corporation since February 2001. Dr. Salzmann is a University Professor and Hospital Practitioner in Histology at Paris Nord University, as well as head of the Histology and Gene Therapy Laboratory at Bobigny's UFR, a medical school. Dr. Salzmann was one of two principal owners of Genopoietic, which was acquired by the Corporation on August 24, 2000. As part of the Genopoietic acquisition agreement, the Board agreed to add a representative of Genopoietic to the Board. Dr. Salzmann has served as a consultant to the Corporation and its subsidiaries since August 24, 2000. Previously, he was a technical advisor to the French Minister of Research for Medicine and Life Sciences (Hubert Curien) for five years. Dr. Salzmann is an M.D. and holds a Ph.D. in biological sciences.

         CARL SPANA, Ph.D., has been a Director of the Corporation since September 1995 and was its Interim President from August 1995 to June 15, 1996. Dr. Spana is currently an Executive Vice President and Chief Executive Officer of Palatin Technologies, Inc. Since June 1996, Dr. Spana has served as Executive Vice President and Chief Technology Officer of RhoMed Incorporated. From 1993 to 1996, Dr. Spana was responsible for discovering, evaluating, and commercializing new biotechnologies through his work at Paramount Capital Investments, LLC where he was an Associate Director. Dr. Spana has been a co-founder of several private biotechnology firms. From 1991 to 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb where he was involved in scientific research in the field of immunology that led to the initiation of several new drug discovery programs. Dr. Spana currently is a member of the Board of Directors of Palatin Technologies, Inc. Dr. Spana received his Ph.D. in Molecular Biology from The Johns Hopkins University and a B.S. in Biochemistry from Rutgers University.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
             THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH ABOVE.


         For information concerning the number of shares of Common Stock beneficially owned by each nominee, see "Principal Stockholders."

GENERAL

         All directors hold office until the next annual meeting of stockholders of the corporation and until their successors have been elected and qualified. Officers serve at the discretion of the Board of Directors. The Corporation's bylaws provide that directors and officers be indemnified against liabilities arising from their service as directors or officers to the fullest extent permitted by the laws of the State of Delaware, which generally requires that the individual act in good faith and in a manner he or she reasonably believes to be in, or not opposed to, the Corporation's best interests.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors met six times and acted by unanimous written consent twice during the year ended December 31, 2000. The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee met three times and the Compensation Committee acted by unanimous written consent once during the last year, and otherwise their respective responsibilities were assumed by the full Board of Directors. The Corporation does not have a Nominating Committee.

         AUDIT COMMITTEE. The Audit Committee of the Board of Directors, consisting of, Edson D. de Castro, Andrew W. Dahl, Sc.D. and Carl Spana, Ph.D., oversees the accounting and tax functions of the Corporation, including recommendation to the Corporation of independent auditors to conduct the annual audit of the

Corporation's financial statements, review of the scope and costs of the audit plans of the independent auditors, review of the Corporation's internal accounting controls, advising and assisting the Board of Directors in evaluating the auditor's review and supervising the Corporation's financial and accounting organization and financial reporting.

         COMPENSATION COMMITTEE. The Board of Directors also has a Compensation Committee, of which Carl Spana, Ph.D. and John Prendergast are members. The Compensation Committee reviews and makes recommendations concerning executive compensation, and administers the Stock Option Plan together with the Board of Directors. The Compensation Committee also administers the 2000 Directors' Stock Option Plan.

         NOMINATING COMMITTEE. The Corporation does not have a standing Nominating Committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for election of directors must do so in compliance with the applicable procedures set forth in the Corporation's Bylaws. The Corporation will furnish copies of the applicable Bylaw provision upon written request to the Corporation, Attention: Erika Rich, 4520 Main Street, Suite 930, Kansas City, Missouri 64111.

COMPENSATION OF DIRECTORS

         The Corporation currently compensates its non-employee directors in accordance with the 2000 Directors' Stock Option Plan. See "PROPOSAL 2 RATIFICATION OF 2000 DIRECTORS' STOCK OPTION PLAN" herein.

                                NEW PLAN BENEFITS
                                -----------------

                        2000 DIRECTORS' STOCK OPTION PLAN

                                                                                         NUMBER
                                                                                      OF SECURITIES
       NAME AND POSITION                         TITLE OF SECURITY                      ACQUIRED         EXERCISE PRICE
       -----------------                         -----------------                      --------         --------------

  Edson D. de Castro, Director           Options to purchase Common Stock*               40,000              $2.938
     James Currie, Director              Options to purchase Common Stock*               40,000              $2.938
     Andrew Dahl, Director               Options to purchase Common Stock*               40,000              $2.938
  Gary Lazar, former director            Options to purchase Common Stock*               40,000              $2.938
   John Prendergast, Director            Options to purchase Common Stock*               40,000              $2.938
      Carl Spana, Director               Options to purchase Common Stock*               40,000              $2.938
    All Optionees as a Group             Options to purchase Common Stock*               240,000             $2.938
  All Incumbent Directors as a           Options to purchase Common Stock*               200,000             $2.938
             Group

* All Options granted under the 2000 Directors' Stock Option Plan vest quarterly on a proportionate basis over a period of 16 quarters.

                               EXECUTIVE OFFICERS

         Executive officers of the Corporation are elected annually and hold office until the first meeting of the Board of Directors after each annual meeting of stockholders and until their successors are elected and qualified, or until their earlier resignation or removal.

         The following table sets forth the names and positions of the executive officers of the Corporation:

Name                                 Age           Position with the Corporation
----                                 ---           -----------------------------

David L. Tousley, C.P.A.             45            Chief Operating Officer, Chief Financial Officer
                                                   and Corporate Secretary
Warren B. Dudley                     46            Senior Vice President for Sales, Marketing
                                                   and Business Development
Richard P. Rainey                    34            Vice President for Finance and Administration

         DAVID L. TOUSLEY, C.P.A., has been the Chief Operating Officer since
February 28, 2001, the Chief Financial Officer of the Corporation since October
1, 1996 and the Corporate Secretary since January 1999. Prior to joining the
Corporation, from 1989 to 1996, Mr. Tousley was the Controller and then the Vice
President for Finance and Administration of the U.S. subsidiary of Pasteur-Merieux Connaught. Mr. Tousley received his M.B.A. in Accounting from
Rutgers University Graduate School of Business in 1978 and his B.A. in English from Rutgers College in 1977.

         WARREN B. DUDLEY, has been the Senior Vice President for Sales,
Marketing and Business Development of the Corporation since October 1999. Prior to joining the Corporation, from 1997 to 1999, Mr. Dudley was the Vice President of Sales and Marketing for TheraTech, Inc., a leading drug delivery company, where he lead all corporate commercialization activities including successful product in-licensing efforts resulting in TheraTech becoming a fully integrated pharmaceutical company. From 1977 to 1997, Mr. Dudley served in a number of sales, sales management, marketing management and business management positions with The Upjohn Company, including U.S., European and global operations. Mr.
Dudley has over 22 years of sales, marketing, business management and business development experience. Mr. Dudley received his B.A. in Biology and Business
Management from the University of Northern Iowa in 1977.

         RICHARD P. RAINEY, C.P.A., has been the Vice President for Finance and
Administration since March 28, 2001, and previously served as Controller of the Corporation since September 1998. Prior to joining the Corporation, Mr. Rainey was a partner with Rainey & Rainey, a certified public accounting firm that he founded in 1993. During that period, Rainey & Rainey provided accounting and consulting services to corporations with an emphasis in health care. From 1988 to 1993, Mr. Rainey was an associate with Ernst & Young, LLP specializing in auditing and consulting. Mr. Rainey received his B.S. in Accounting from Pennsylvania State University in 1988.


                       COMPENSATION AND OTHER INFORMATION
                        CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation earned by the persons serving as the Corporation's chief executive officer and the other named officers (the "Named Officers") for the last three fiscal years.
The Corporation has no long-term incentive plans.


                                     Page 7

                           Summary Compensation Table
                           --------------------------
                               Annual Compensation
                               -------------------

                                                                            RESTRICTED      SHARES OF COMMON
                                                                              COMMON        STOCK UNDERLYING       ALL OTHER
 NAME AND PRINCIPAL                         SALARY            BONUS       STOCK AWARD(S)    OPTIONS/SARS (#)     COMPENSATION
         POSITION              YEAR          ($)               ($)              ($)                                   ($)
------------------------------ -------- ---------------- ---------------- ---------------- ------------------- ------------------
Jeffrey M. Jonas, M.D. --      2000            $308,750          $52,500        -0-                    50,000         -0-
President and Chief            1999            $289,583         $100,000        -0-                   323,889         -0-
Executive Officer(1)           1998            $234,166          $120,000   $25,000(4)                150,000         -0-

David L. Tousley, C.P.A. --    2000            $202,500          $50,000        -0-                    30,000         -0-
Chief Operating Officer,       1999            $195,000          $50,000        -0-                   130,104         -0-
Chief Financial Officer and    1998            $173,000          $50,000        -0-                    50,000         -0-
Corporate Secretary

Ernest W. Yankee, Ph.D. -      2000            $202,500          $30,000        -0-                    30,000         -0-
Executive Vice President(2)    1999            $195,000          $50,000        -0-                   130,104         -0-
                               1998            $173,000          $50,000        -0-                    50,000         -0-

Warren B. Dudley - Senior      2000            $190,000          $45,000        -0-                    30,000     $44,080(5)
Vice President for             1999          $31,666(6)              -0-        -0-                   150,000
Marketing, Sales, and
Business Development

Kamy A. Behzadi, Ph.D. -       2000            $145,000          $30,000        -0-                    30,000         -0-
Vice President of              1999            $130,000          $32,000        -0-                    35,000         -0-
Operations(3)                  1998            $115,000          $31,500        -0-                       -0-         -0-

---------------

(1) Dr. Jonas resigned as Chief Executive Officer of the Corporation effective February 28, 2001.
(2) Dr. Yankee resigned as Executive Vice President of the Corporation effective April 10, 2001.
(3) Dr. Behzadi resigned as Vice President of Operations of the Corporation effective April 10, 2001.
(4) Represents 9,301 shares of restricted stock issued to Dr. Jonas on September 30, 1998, and valued at the closing market price of the Common Stock on that day.
(5) Represents expenses paid by the Corporation in connection with Mr. Dudley's relocation and temporary living expenses in accordance with his letter of employment.
(6) Represents the portion of Mr. Dudley's annual base salary paid from October 8, 1999 through December 31, 1999. Mr. Dudley was hired by the Corporation on October 8, 1999, at an annual base salary of $190,000.

OPTIONS

         The following table sets forth certain information concerning stock options granted during the year ended December 31, 2000 to the Named Officers. The Corporation does not grant stock appreciation rights.

                      Option/SAR Grants In Last Fiscal Year
                      -------------------------------------

                                             Shares of             % of Total
                                          Common Stock           Options/SARs
                                            Underlying             Granted to          Exercise or
                                          Options/SARs            Employees in          Base Price
Name                                       Granted (#)             Fiscal Year           ($/share)  Expiration Date
-------------------------------- ---------------------- ----------------------- ------------------- ---------------------------
Jeffrey M. Jonas, M.D.                          50,000                  11.70%               8.813  June 8, 2007
David L. Tousley, C.P.A.                        30,000                   7.02%               2.938  December 26, 2007
Ernest W. Yankee, Ph.D.                         30,000                   7.02%               2.938  December 26, 2007
Warren B. Dudley                                30,000                   7.02%               2.938  December 26, 2007
Kamy A. Behzadi, Ph.D.                          30,000                   7.02%              10.188  May 1, 2007


         The following table sets forth certain information concerning stock options held by the Named Officers on December 31, 2000. No stock options were exercised by the Named Officers during the year ended December 31, 2000.


                 Aggregate Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values
                 --------------------------------------------------------------------------------

                                                           Number of Securities                Value of Unexercised
                                                           Underlying Unexercised              In-The-Money Options
                                                        Options at December 31, 2000          at December 31, 2000 (1)
                                                        -----------------------------         ------------------------

                                 Shares Acquired on
Name                             Exercise (#)         Exercisable      Unexercisable       Exercisable       Unexercisable
-------------------------------- -------------------- ---------------- ------------------- ----------------- -------------------
Jeffrey M. Jonas, M.D.                           -0-          638,673             324,088    $1,136,301      $   303,595
David L. Tousley, C.P.A.                         -0-          237,425             157,680  $    442,929      $   155,826
Ernest W. Yankee, Ph.D.                          -0-          237,425             157,680  $    442,929      $   155,826
Warren B. Dudley                                 -0-           46,875             133,125  $     35,156      $   101,704
Kamy A. Behzadi, Ph.D.                           -0-           85,000              70,000  $        -0-      $       -0-

(1) Value is based on the difference between the option exercise price and $3.75, the market value of the Common Stock on December 31, 2000 (based upon the closing price on such day on the Nasdaq National Market), multiplied by the number of shares of Common Stock issuable upon exercise of the options.

EMPLOYMENT AGREEMENTS

         DAVID L. TOUSLEY. On September 13, 1996, the Corporation entered into a letter of employment (the "Tousley Employment Letter") with David L. Tousley, pursuant to which Mr. Tousley became the Chief Financial Officer of the Corporation for an initial term of four years. Pursuant to the terms of the Tousley Employment Letter, Mr. Tousley receives an annual salary of not less than $150,000 and a discretionary bonus of not less than $25,000. Mr. Tousley's discretionary bonus may not exceed 100% of his base salary. Mr. Tousley also received options to acquire 125,000 shares of Common Stock at an exercise price of $1.00 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

         The Tousley Employment Letter also provides that the Corporation and Mr. Tousley intend to enter into a more formal employment agreements which will contain, among other things, severance arrangements and non-compete provisions. The Corporation has never entered into a formal employment agreement with Mr. Tousley. Mr. Tousley is also entitled to such additional compensation in the form of bonuses, raises or otherwise as the Board of Directors of the Corporation may determine.

         WARREN B. DUDLEY. On October 8, 1999, the Corporation entered into a letter of employment with Warren B. Dudley, pursuant to which Mr. Dudley became the Senior Vice President for Marketing, Sales, and Business Development of the Corporation. Effective November 1, 1999, the Corporation entered into an employment agreement with Mr. Dudley that replaced the letter of employment dated October 8, 1999.

         The employment agreement is for an initial period of three years ending November 1, 2002. The agreement will be automatically renewed for successive one year periods, unless either the Corporation or Mr. Dudley gives written notice to the other that the employment agreement will terminate at the end of the initial employment period or the then-current renewal period, at least three months prior to the end of the period. Under the terms of the employment agreement, Mr. Dudley receives an annual base salary of not less than $190,000, and is entitled to receive a discretionary annual incentive bonus of up to 100% of his base salary. Mr. Dudley also received options to acquire 150,000 shares of Common Stock at an exercise price of $3.00 per share. All such options will vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years. Mr. Dudley is also entitled to additional stock options at the sole discretion of the Corporation's Board of Directors.

         If Mr. Dudley's employment is terminated due to death or to his disability, by the Corporation for just cause or by Mr. Dudley for other than good reason, Mr. Dudley or his estate is entitled to receive the base salary accrued but unpaid as of the date of termination. If Mr. Dudley's employment is terminated (other than following a Change of Control, as defined in the Agreement) for any reason other than due to his death or to his disability, or by the Corporation for just cause, or is terminated by Mr. Dudley for good reason, then the Corporation will pay Mr. Dudley, as his sole damages for termination, a lump sum payment equal to 100% of his annual base salary, at the rate in effect at the time of his termination, without set-off for any salary earned from alternative employment. In addition, any stock options previously granted to Mr. Dudley will continue to vest according to the provisions of the agreement during the one year severance period. Also, the Corporation will pay Mr. Dudley's family coverage COBRA medical coverage co-payment for the entire COBRA coverage period.

         Upon termination, following a Change of Control, for any reason other than due to Mr. Dudley's death or to his disability, or by the Corporation for just cause, or termination by Mr. Dudley for good reason, then the Corporation will pay Mr. Dudley a lump sum payment equal to two times the base salary (at the higher of the rate in effect at the date of termination or the rate in effect on the date of the Change of Control). The amount will not be set-off against moneys earned from alternative employment, and all options previously granted to Mr. Dudley which remain unvested will immediately vest. Also, the Corporation will pay Mr. Dudley's family coverage COBRA medical coverage co-payment for the entire COBRA coverage period.

         The employment agreement with Mr. Dudley also contains a two-year covenant not to compete and a five-year covenant not to disclose confidential information.

         RICHARD P. RAINEY. On June 28, 1998, the Corporation entered into a letter of employment with Richard P. Rainey, pursuant to which Mr. Rainey became the Controller of the Corporation (the "Rainey Employment Letter"). Pursuant to the terms of the Rainey Employment Letter, Mr. Rainey initially received an annual salary of $85,000. Mr. Rainey is also entitled to a discretionary bonus of 20% of his base salary. Upon entering into the Rainey Employment Letter, Mr. Rainey received options to acquire 75,000 shares of Common Stock at an exercise price of $2.56 per share. All such options vest at a rate of 1/16 per quarter over a four-year period, and are exercisable for a period of seven years.

         If Mr. Rainey's employment is terminated without cause by the Corporation, Mr. Rainey is entitled to receive two months of base salary and continued benefits, subject to Mr. Rainey and the Corporation entering into a mutually agreeable severance agreement that provides for, among other things, a waiver and release of any claims by Mr. Rainey against the Corporation and its affiliates, and reasonable indemnification and hold harmless provisions.

         The Rainey Employment Letter also contains a two-year covenant not to compete, a one-year non-solicitation and non-disparagement covenant and a covenant not to disclose confidential information.

SEVERANCE AGREEMENTS

         DR. JEFFREY M. JONAS. Dr. Jonas resigned as Chief Executive Officer of the Corporation effective February 28, 2001. The Corporation and Dr. Jonas have entered into a Severance Agreement dated February 25, 2001. Significant provisions of the Severance Agreement include the following:

          o The Corporation paid Dr. Jonas a lump sum payment of $315,000 on March 6, 2001, and will pay Dr. Jonas $78,750 on March 1, 2002. The second severance payment is subject to offset by any payments that Dr. Jonas is then entitled to earn as salary from alternative employment during the period from March 1, 2002 through May 31, 2002.

          o The Corporation has previously granted to Dr. Jonas options to purchase an aggregate of 962,761.50 shares of the Corporation's common stock. Through June 30, 2002, the options will continue to vest and become fully exercisable in accordance with the respective vesting schedule for each option. On July 1, 2002, all options that have not previously vested will expire. Notwithstanding anything in the Severance Agreement to the contrary, all then outstanding options will vest and become fully exercisable on the 10th business day preceding the record date or effective date, as applicable, of a Change of Control, as defined in the letter of employment dated May 17, 1996, as amended on April 7, 1997, from the Corporation to Dr. Jonas. As of June 30, 2002, Dr. Jonas will have vested with respect to 808,803 options, assuming no Change of Control in the Corporation has occurred.

          o Dr. Jonas has represented to the Corporation that as of the date of the Severance Agreement he owns 9,301 shares of common stock (excluding common stock issuable upon exercise of the options). Those shares are not subject to any market hold-off agreement in the Severance Agreement.

          o Commencing on February 25, 2001, and continuing until February 28, 2002, Dr. Jonas has agreed not sell any shares of common stock that are issued upon the exercise of Dr. Jonas's options and that are acquired by Dr. Jonas after February 25, 2001. From March 1, 2002, to February 28, 2004, Dr. Jonas may sell during any given calendar week no more than 10,000 shares of common stock. Sales of shares may be made in blocks of not more than 5,000 shares per day. The foregoing provisions do not apply to any sale or other disposition of shares of common stock by Dr. Jonas in any transaction approved by the Board of Directors of the Corporation or to any sale or other disposition in a private transaction in which the purchaser agrees in writing to be bound by the restrictions on transfer contained in those sections of the Severance Agreement.

          o Dr. Jonas has agreed that from February 25, 2001, until August 31, 2002, he will not, directly or indirectly, without the prior written consent of the Corporation, solicit or induce any employee of the Corporation or any of its subsidiaries, affiliates, successors or assigns to leave the employ of the

               Corporation or any affiliate. From February 25, 2001, Dr. Jonas has agreed not to hire, for any purpose, any present or former employee of the Corporation, or any of its subsidiaries, affiliates, successors or assigns.

          o Dr. Jonas has agreed that until August 31, 2001, he will not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business whose primary focus is in the area of cancer vaccines (the "Restricted Business"), either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person whose primary focus is the Restricted Business; provided, however, that nothing herein will preclude Dr. Jonas from holding 1% or less of the stock of any publicly traded company or from holding a position with a Person whose primary focus is the Restricted Business so long as (i) Dr. Jonas works in a division of such Person whose primary focus is not the Restricted Business and (ii) Dr. Jonas has no responsibilities for the direct supervision of, and will not in the ordinary course of discharging his responsibilities become involved in the analysis of proprietary data or marketing strategies relating to the Restricted Business.

         DR. ERNEST W. YANKEE. Dr. Yankee resigned as the Executive Vice President of the Corporation effective April 10, 2001. The Corporation and Dr. Yankee have entered into a Severance Agreement dated April 10, 2001. The Corporation paid Dr. Yankee a lump sum payment equal to $105,000 on April 19, 2001. Any options to purchase shares of the Corporation's common stock that have been granted to Dr. Yankee and are vested on the Termination Date will only be exercisable for the period after termination of employment specified in the applicable stock option agreement. All of the Executive options that were not vested as of April 10, 2001, were terminated and are no longer exercisable in any manner. As of the date of this Proxy Statement, all of Dr. Yankee's options have expired unexercised in accordance with their terms.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock. The Reporting Persons are required by regulations of the SEC to furnish the Corporation with copies of all such filings. Specific due dates for these reports have been established and the Corporation is required to identify in this Proxy Statement those persons who failed to timely file these reports. Based on its review of the copies of filings received by it with respect to the fiscal year ended December 31, 2000, and written representations from certain Reporting Persons, the Corporation believes that all Reporting Persons complied with the Section 16(a) filing requirements in the year ended December 31, 2000, other than, Carl Spana, Ph.D., John K. A. Prendergast, Ph. D., Edson D. de Castro, Andrew Dahl, Gary Lazar and James Currie who each failed to timely file a Form 5 reporting the grant to each of them of options to acquire additional shares of Common Stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On March 1, 1999, the Corporation consummated an offering of Series C Preferred Stock (the "Series C Offering") pursuant to which the Corporation raised aggregate gross proceeds of approximately $10,130,000. In the Series C Offering, the Corporation sold an aggregate of 101,300 shares of Series C Preferred Stock, Class A Warrants to purchase an aggregate of 311,692 shares of Common Stock at an exercise price of $4.00 per share of Common Stock and Class B Warrants to purchase an aggregate of 311,692 shares of Common Stock at an exercise price of $4.50 per share of Common Stock, all for an aggregate sale price of $2,649,337. The Series C Preferred Stock, the Class A Warrants and the Class B Warrants were sold as a unit in the Series C Offering. The Class A Warrants and Class B Warrants are exercisable until March 1, 2004.

         Lindsay A. Rosenwald, M.D., a greater than 5% stockholder of the Corporation, is the Chairman and sole stockholder of each of Paramount Capital, Inc. ("Paramount") and Paramount Capital Investments, LLC. In connection with services rendered by Paramount in identifying and introducing the Corporation to the investors in the Series C Offering, the Corporation paid to Paramount a cash finders fee of approximately $709,100 and issued an option to acquire approximately 187,015 shares of Common Stock at an exercise price of $3.58, exercisable until March 1, 2004. Upon exercise of the Unit Purchase Option granted to it in connection with the Series C Offering, Paramount would be issued warrants to purchase 37,402 shares of Common Stock of which 18,701 will be exercisable at $4.00 and the remaining 18,701 will be exercisable at $4.50, all for an aggregate sale price of $828,472. The warrants are exercisable until March 1, 2004.

         On March 10, 2000, the Corporation completed an offering of Common Stock and related warrants (the "2000 Offering") pursuant to which the Corporation raised aggregate gross proceeds of approximately $25,137,000. Certain provisions of a letter agreement between the Corporation and Paramount, dated January 29, 1999, entered into in connection with the Series C offering, entitled Paramount to a finder's fee in connection with the 2000 Offering due to the participation in the 2000 Offering of certain investors previously introduced to the Corporation by Paramount. Accordingly, the Corporation paid to Paramount a cash finder's fee of $140,000 and warrants to purchase 10,787 shares of the Corporation's Common Stock at an exercise price of $11.125 per share.

         Michael S. Weiss, a former Director and former Corporate Secretary of the Corporation, was a Senior Managing Director of Paramount during 1998. Dr. Carl Spana, a Director of the Corporation, was previously a Vice President of Paramount Capital Investments, LLC. In addition, Dr. John K.A. Prendergast, also a Director of the Corporation, was a Managing Director of Paramount Capital Investments, LLC until December 1997.

         Mr. Currie was named to the Board in March 1999, in conjunction with the sale by the Corporation of an aggregate of 70,000 shares of the Series C Preferred Stock to an affiliate of the Essex Woodlands Health Ventures and to Petrus Fund, L.P. The purchase agreement between the Corporation and the purchasers of the Series C Preferred Stock provided that the Corporation would nominate a person designated by an affiliate of Essex Woodlands Health Ventures and Petrus Fund, L.P. for election to the Board of Directors and recommend that person to the stockholders of the Corporation. The Board of Directors was expanded in March 1999, and Mr. Currie was named by the Board to fill the newly created position upon the designation of Mr. Currie by Essex Woodlands Health Ventures and Petrus Fund, L.P.

         On August 24, 2000, the Corporation completed its acquisition of GPH, S.A. ("Holdings") and Genopoietic S.A. ("Genopoietic") each a French societe anonyme based in Paris, France. As previously announced, under the terms of the Stock Contribution Agreement dated as of July 17, 2000, as amended by that certain Agreement dated as of August 24, 2000 (the "Tax Agreement") (the "Contribution Agreement"), 100% of the outstanding shares of both Holdings, which was the majority shareholder of Genopoietic, and Genopoietic have been contributed to the Corporation by the shareholders of those two entities in exchange for an aggregate of 800,000 shares of the Corporation's Common Stock. Of the 800,000 shares, 333,422 shares were issued to Dr. Jean-Loup Salzmann, who was one of the primary shareholders of Holdings and who has since become a director of the Corporation. These shares have been placed in escrow to secure his indemnification obligations under the Contribution Agreement.

         Pursuant to the terms of the Tax Agreement, the Corporation agreed to assist Dr. Salzmann in paying his capital gains tax liability, if any, owing to the French tax authorities as a result of his acquisition of the 333,422 shares of the Corporation's Common Stock under the Contribution Agreement. The Corporation may, at its option, either: (i) permit and facilitate the sale by Dr. Salzmann of enough of the escrowed shares of Common Stock held in accordance with the Contribution Agreement to pay any resulting capital gains tax liability; or (ii) loan to Dr. Salzmann on commercially reasonable terms an amount equal to the capital gains tax. In the event that Dr. Salzmann does not pay any capital gains tax on the acquisition of the Corporation's Common Stock at any time during 2001, the Corporation will have no continuing obligation under the Tax Agreement.

         Dr. Salzmann has signed a consulting agreement with AVAX International Services, Inc, an affiliate of the Corporation, to advance the interests of both the Corporation and Genopoietic. In calendar year 2000, the

Corporation paid Dr. Salzmann $110,256 under this consulting agreement. Pursuant to the Rights Agreements dated as of August 24, 2000, between the Corporation and Dr. Salzmann, Dr. Salzmann has the right to acquire up to an additional 1,100,000 shares of the Corporation's Common Stock, upon the successful and timely achievement of development and commercialization milestones by Genopoietic. These milestones include: obtaining GMP certification of Genopoietic's facility in Lyon, France to manufacture M-Vax and to manufacture Genopoietic's autologous chondrocyte product; reaching specific regulatory and sales milestones related to M-Vax, chondrocytes and second generation chondrocytes; and reaching regulatory milestones related to Genopoietic's thymidine kinase suicide gene technology for the treatment of graft-versus-host-disease, cancer and other indications.

         The Corporation also entered into a Research Funding Agreement with Genopoietic, the Corporation's new wholly owned subsidiary, to provide funding to Genopoietic for direct costs of basic scientific research in areas of mutual interest to the Corporation and Genopoietic. Subject to the fulfillment of certain funding conditions, the Corporation has agreed to provide up to an aggregate of $8,000,000 to Genopoietic throughout the period ending July 31, 2005. At the Corporation's option, the funds will be provided as additional contributions to the capital of Genopoietic, as payment of indebtedness owed by Genopoietic to third parties or as a long-term loan to Genopoietic.


                                   PROPOSAL 2

              RATIFICATION OF THE 2000 DIRECTORS' STOCK OPTION PLAN

         In accordance with the terms of the Corporation's 2000 Directors' Stock Option Plan (the "Director Plan" or the "Plan"), subject to the approval of the stockholders of the Corporation, this Plan is effective as of January 1, 2000. A copy of the Director Plan is attached as EXHIBIT A to this Proxy Statement.

GENERAL

         The Corporation's Director Plan was adopted by the Board of Directors on December 26, 2000. On that date, each External Director, as defined below, of the Corporation as of January 1, 2000, was granted nonqualified options to purchase 40,000 shares of the Corporation's Common Stock at an Option exercise price of $2.938 100% of the fair market value of the Common Stock on the date of the adoption of the Plan by the Board. Accordingly, as of June 11, 2001, an aggregate of 240,000 nonqualified Options to purchase shares of the Corporation's Common Stock had been granted under the Director Plan. To date, no Director has exercised any Options under the Plan. In accordance with the terms of the Director Plan, all Options granted under the Plan prior to stockholder approval are subject to the approval of the Plan by the stockholders of the Corporation.

         Effective February 25, 2001, the Board of Directors added Dr. Jean-Loup Salzmann to the Board. Pursuant to the provisions of the Plan, on the day that an External Director is first appointed or elected to the Board, such director will be granted nonqualified Options to purchase 40,000 shares of the Corporation's Common Stock on the date the External Director is elected or first becomes an External Director. Although Dr. Salzmann is an External Director, he elected not to participate in the Plan, due to the large equity position that Dr. Salzmann holds in the Corporation as a result of the Corporation's acquisition of Genopoietic.

PURPOSE

         The purpose of the Director Plan is to advance the interests of the Corporation, by strengthening its ability to attract and retain External Directors of high caliber through encouraging a sense of proprietorship by means of stock ownership.

ADMINISTRATION

         The Director Plan is administered by the Compensation Committee of the Board of Directors, until such time as the Board designates another committee of the Board or the entire Board to act as the Committee for the Plan. The Committee has sole and complete authority to adopt, alter and repeal administrative rules, guidelines and practices governing the operation of the Plan as it deems advisable, and to construe, interpret and administer the terms and provisions of the Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.

DIRECTOR PLAN AMENDMENTS

         The Board may amend, abandon, suspend or terminate the Plan or any portion thereof at any time as it may deem advisable in its sole discretion, provided that no amendment may be made without stockholder approval if the amendment is material or if stockholder approval is necessary to comply with any tax or regulatory requirement.

SECURITIES OFFERED UNDER THE DIRECTOR PLAN

         The shares of Common Stock to be purchased upon the exercise of options under the Plan will be issued from either authorized but unissued shares of the Corporation or from shares reacquired by the Corporation, including shares purchased in the open market. If an Option is terminated unexercised as to any shares of Common Stock covered thereby, the shares will thereafter be again available for award pursuant to the Plan. Subject to any adjustment of shares pursuant to the terms of the Plan, the maximum number of shares of Common Stock in respect of which Options may be granted under the Plan is 480,000.

ELIGIBILITY

         All External Directors are eligible to receive awards of Options under the Plan. As defined in the Plan, "External Director" means a member of the Board who is not an employee of the Corporation or a subsidiary.

STOCK OPTION GRANTS AND EXERCISES

         Options will be automatically granted to each External Director under the Plan as follows:

                  (1) As stated above, on the date of the adoption of the Plan by the Board of Directors (December 26, 2000), each External Director of the Corporation as of January 1, 2000, was granted nonqualified Options to purchase 40,000 shares of the Corporation's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of the adoption of the Plan by the Board.

                  (2) Similarly, during the term of the Plan, on the day that an External Director is first appointed or elected to the Board, the director will be granted nonqualified Options to purchase 40,000 shares of the Corporation's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the External Director is elected to the Board of Directors or first becomes an External Director.

                  (3) On the first business day of January 2004, each External Director will be granted nonqualified Options to purchase 40,000 shares of the Corporation's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the first business day of January 2004.

         In accordance with the Plan, options to purchase 40,000 shares of Common Stock were granted to each External Director at an option exercise price of $2.938 per share. External Directors in calendar year 2000 were all directors of the Corporation, other than Dr. Jonas.

         Each Option granted under the Plan will be evidenced in writing, delivered to the Optionee, and will be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement, subject to the following:

                  The initial grant of Options to purchase 40,000 shares of Common Stock to the External Directors as of January 1, 2000, will vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with January 1, 2000, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Corporation occurs; and

                  The Options granted to any new External Director will vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with the first January 1, April 1, July 1 or October 1 closest to (before or after) the Date Of Grant, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Corporation occurs; and

                  The grant of Options to purchase 40,000 shares of Common Stock to the External Directors as of January 1, 2004, will vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with January 1, 2004, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Corporation occurs; and

                  Options may not be exercised after the tenth anniversary of the Date of Grant.

         The Committee may impose conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         No shares may be delivered pursuant to any exercise of an Option until payment in full of the option price is received by the Corporation. The Corporation has the right to deduct from all amounts paid to an Optionee in cash (whether under the Plan or otherwise) any taxes the Corporation withholds in respect of Options under the Plan.

         The Corporation is not required to issue any fractional shares upon the exercise of any Options granted under the Plan. No Optionee or the Optionee's legal representatives, legatees or distributees, as the case may be, will be a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option is not exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee will be subject to any lien, obligation or liability of the Optionee.

RESTRICTIONS ON ISSUANCE OF OPTIONS AND OPTION SHARES

         The Corporation is not obligated to issue any shares upon the exercise of any Option granted under the Plan unless: (1) the shares pertaining to the Option have been registered under applicable securities laws or are exempt from registration; (2) if required, the prior approval of the sale or issuance has been obtained from any state regulatory body having jurisdiction; and (3) if the Common Stock has been listed on any exchange, the shares pertaining to the Option have been duly listed on the exchange in accordance with the procedure specified therefor.

         The Corporation is under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under the Plan. If the shares to be issued upon the exercise of any Option granted under the Plan are intended to be issued by the Corporation in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Corporation will furnish evidence and representations, including an opinion of counsel satisfactory to it as the Corporation may reasonably request.

CERTAIN ADJUSTMENTS

         If the Committee determines that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock so that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee will adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under the Plan, (b) the number and kind of shares subject of Options, and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.

TERM OF THE PLAN

         As stated above, subject to the approval of the stockholders of the Corporation, the Plan is effective as of January 1, 2000. No Options may be granted under the Plan after December 31, 2009; however, all previously granted Options that have not expired under their original terms or that will not expire at the time the Plan expires will remain outstanding.

         The Corporation has caused this Plan to be adopted by its Board of Directors effective as of January 1, 2000.

                                  * * * * * * *


          THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR
   THE PROPOSAL TO RATIFY THE CORPORATION'S 2000 DIRECTORS' STOCK OPTION PLAN.



             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Board of Directors is responsible for overseeing management's financial reporting practices and internal controls. Nasdaq listing standards require that, by June 2001, all Nasdaq-listed companies have audit committees composed of three outside, independent directors. Our Audit Committee is composed of three outside directors, all of whom meet the independent requirements of the applicable Nasdaq listing standards that will apply to Audit Committee members beginning in June 2001.

         The Audit Committee acts under a written charter that was first adopted and approved by our Board of Directors on May 22, 2000. A copy of the charter is attached as EXHIBIT B to this Proxy Statement.

         In connection with our consolidated financial statements for the fiscal year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management and with representatives of Ernst & Young LLP, our independent auditors. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by STATEMENT ON AUDITING STANDARDS NO. 61 (COMMUNICATIONS WITH AUDIT COMMITTEES). In addition, the Audit Committee received from Ernst & Young LLP the disclosures regarding its independence as required by INDEPENDENCE BOARD STANDARD NO. 1 (INDEPENDENCE DISCUSSIONS WITH

AUDIT COMMITTEES), and discussed its independence with representatives of Ernst & Young LLP. The Corporation paid Ernst & Young LLP the following fees for the 2000 fiscal year:

              Audit Fees:  $19,500
              Financial Information Systems Design and Implementation Fees: $0 All Other Fees: $51,425

         Based on these actions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission.

                                  Andrew W. Dahl, Sc.D.
                                  Edson D. de Castro
                                  Carl Spana, Ph.D.

                                  Audit Committee of the Board of Directors


                           2002 STOCKHOLDER PROPOSALS

         Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at the next annual meeting of stockholders of the Corporation must be received at the Corporation's principal executive offices not later than December 28, 2001. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.


                            EXPENSES AND SOLICITATION

         The cost of solicitation of proxies will be borne by the Corporation. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be made by directors, officers and regular employees of the Corporation personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses will be paid for any further solicitation. In addition, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the name of a nominee. The Corporation will reimburse persons for their reasonable out-of-pocket costs.


                                  ANNUAL REPORT

         The Annual Report to stockholders of the Corporation for the year ended December 31, 2000, which includes the Corporation's annual report on Form 10-KSB, as amended, is enclosed with this Proxy Statement.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein. If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

         Your cooperation in giving this matter your immediate attention and returning your proxy is appreciated.

                                       By Order of the Board of Directors,



                                       David L. Tousley
                                       CORPORATE SECRETARY


Kansas City, Missouri
June 14, 2001

                                                                       EXHIBIT A


                             AVAX TECHNOLOGIES, INC.

                        2000 DIRECTORS' STOCK OPTION PLAN


SECTION 1.    PURPOSE

         The purpose of the AVAX Technologies, Inc. 2000 Directors' Stock Option Plan (the "Plan") is to advance the interests of AVAX Technologies, Inc., a Delaware corporation (the "Company"), by strengthening the ability of the Company to attract and retain External Directors (as defined below) of high caliber through encouraging a sense of proprietorship by means of stock ownership.

SECTION 2.    DEFINITIONS

         "Board" means the Board of Directors of the Company.

         "Code" means the Internal Revenue Code of 1986, as amended from time-to-time.

         "Committee" means the entire Board of Directors, or if the administration of this Plan has been delegated to a committee of the Board, a committee selected by the Board and comprised of at least two directors. To the extent necessary to comply with the requirements of Rule 16b-3, the Committee shall consist of two or more Non-Employee Directors. The Compensation Committee of the Board of Directors will act as the Committee for this Plan until such time as the Board of Directors designates another committee of the Board or the entire Board to act as the Committee for this Plan.

         "Common Stock" means the common stock of the Company, par value $.004 per share.

         "Date of Grant" means the date on which an Option is granted under this Plan.

         "Designated Beneficiary" means the beneficiary designated by the Optionee, in a manner determined by the Committee, to receive amounts due the Optionee in the event of the Optionee's death. In the absence of an effective designation by the Optionee, Designated Beneficiary means the Optionee's estate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "External Director" means a member of the Board who is not an employee of the Company or a subsidiary.

         "Fair Market Value" means the closing sales price (or average of the quoted closing bid and asked prices if there is no closing sales price reported) of the Common Stock on the date specified as reported by the NASDAQ Stock Market, or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for such date, the Fair Market Value will be determined by the reported price information for Common Stock on the day nearest preceding such date.

         "Option" means a nonqualified option to purchase shares of the Company's Common Stock.

         "Optionee" means the person to whom an Option is granted under this Plan or who has obtained the right to exercise an Option in accordance with the provisions of this Plan.


                                    Page A-1

         "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act as it may be amended from time-to-time and any successor provision to Rule 16b-3 under the Exchange Act.

SECTION 3.    ADMINISTRATION

         This Plan shall be administered by the Committee. The Committee shall have sole and complete authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of this Plan as it shall from time-to-time deem advisable, and to construe, interpret and administer the terms and provisions of this Plan and the agreements thereunder. The determinations and interpretations made by the Committee are final and conclusive and binding on all persons.

SECTION 4.    ELIGIBILITY

         All External Directors are eligible to receive awards of Options under this Plan.

SECTION 5.    MAXIMUM AMOUNT AVAILABLE FOR AWARDS

         Subject to the provisions of SECTION 9, the maximum number of shares of Common Stock in respect of which Options may be granted under this Plan is 480,000 shares of Common Stock. Shares of Common Stock may be made available from authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. In the event that an Option is terminated unexercised as to any shares of Common Stock covered thereby, such shares shall thereafter be again available for award pursuant to this Plan.

SECTION 6.    STOCK OPTIONS

         (a) Options will be automatically granted to each External Director under this Plan as follows:

                  (1) On the date of the adoption of this Plan by the Board of Directors, each External Director of the Company as of January 1, 2000, shall be granted nonqualified Options to purchase 40,000 shares of the Company's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the date of the adoption of this Plan by the Board of Directors.

                  (2) During the term of this Plan, on the day that an External Director is first appointed or elected to the Board, such director shall be granted nonqualified Options to purchase 40,000 shares of the Company's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the date the External Director is elected to the Board of Directors or first becomes an External Director.

                  (3) On the first business day of January 2004, each External Director shall be granted nonqualified Options to purchase 40,000 shares of the Company's Common Stock at an Option exercise price equal to 100% of the Fair Market Value of the Common Stock on the first business day of January 2004.

         (b) All Options granted under this Plan prior to stockholder approval of this Plan are subject to the approval of this Plan by the stockholders of the Company.

         (c) Each Option hereunder shall be evidenced in writing, delivered to the Optionee, and will be exercisable at such times and subject to such terms and conditions as specified in the applicable grant and agreement, subject to the following:

                  (1) the initial grant of Options to purchase 40,000 shares of Common Stock to the External Directors as of January 1, 2000, shall vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with January 1, 2000, and quarterly thereafter over the next 15 quarters


                                    Page A-2
         so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Company occurs; and

                  (2) the Options granted to any new External Director shall vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with the first January 1, April 1, July 1 or October 1 closest to (before or after) the Date Of Grant, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Company occurs; and

                  (3) the grant of Options to purchase 40,000 shares of Common Stock to the External Directors as of January 1, 2004, shall vest quarterly on a proportionate basis on each January 1, April 1, July 1 and October 1, beginning with January 1, 2004, and quarterly thereafter over the next 15 quarters so long as the External Director continues as a member of the Board of Directors; provided, that, the vesting will accelerate if a Change in Control (as defined in the applicable agreement) of the Company occurs; and

                  (4) the Options may not be exercised after the tenth anniversary of the Date of Grant.

         The Committee may impose such conditions with respect to the exercise of Options (that are consistent with the foregoing principles), including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

         (e) No shares may be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. The Company shall have the right to deduct from all amounts paid to an Optionee in cash (whether under this Plan or otherwise) any taxes the Company withholds in respect of Options under this Plan.

         (f) The Company is not required to issue any fractional shares upon the exercise of any Options granted under this Plan. No Optionee or such Optionee's legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an Option unless and until said Option has been exercised and the purchase price of the shares in respect of which the Option has been exercised has been paid. Unless otherwise provided in the agreement applicable thereto, an Option is not exercisable except by the Optionee or by a person who has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution or pursuant to a "qualified domestic relations order" as defined in the Code, and no right or interest of any Optionee shall be subject to any lien, obligation or liability of the Optionee.

SECTION 7.    PLAN AMENDMENTS

         The Board may amend, abandon, suspend or terminate this Plan or any portion thereof at any time in such respects as it may deem advisable in its sole discretion, provided that no amendment may be made without stockholder approval if such amendment is material or if stockholder approval is necessary to comply with any tax or regulatory requirement.

SECTION 8.    RESTRICTIONS ON ISSUANCE OF OPTIONS AND OPTION SHARES

         The Company is not obligated to issue any shares upon the exercise of any Option granted under this Plan unless: (1) the shares pertaining to such Option have been registered under applicable securities laws or are exempt from such registration; (2) if required, the prior approval of such sale or issuance has been obtained from any state regulatory body having jurisdiction; and (3) if the Common Stock has been listed on any exchange, the shares pertaining to such Option have been duly listed on such exchange in accordance with the procedure specified therefor. The Company is under no obligation to effect or obtain any listing, registration, qualification, consent or approval with respect to shares pertaining to any Option granted under this Plan. If the shares to be


                                    Page A-3
issued upon the exercise of any Option granted under this Plan are intended to be issued by the Company in reliance upon the exemptions from the registration requirements of applicable federal and state securities laws, the recipient of the Option, if so requested by the Company, shall furnish to the Company such evidence and representations, including an opinion of counsel satisfactory to it as the Company may reasonably request.

         The Company shall not be liable for damages due to a delay in the delivery or issuance of any stock certificates for any reason whatsoever, including, but not limited to, a delay caused by listing, registration or qualification of the shares of Common Stock pertaining to any Option granted under this Plan upon any securities exchange or under any federal or state law or the effecting or obtaining of any consent or approval of any governmental body.

         The Committee may impose such other restrictions on the ownership and transfer of shares issued pursuant to this Plan as it deems desirable; any such restrictions shall be set forth in the agreement applicable thereto.

SECTION 9.    ADJUSTMENT TO SHARES

         If the Committee determines that any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value or other similar corporate event affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee shall adjust appropriately any or all of (a) the number and kind of shares that thereafter may be optioned under this Plan, (b) the number and kind of shares subject of Options, and (c) the exercise price with respect to any of the foregoing and/or, if deemed appropriate, make provision for cash payment to an Optionee or a person who has an outstanding Option; provided, however, that the number of shares subject to any Option shall always be a whole number.

SECTION 10.     EFFECTIVE DATE; TERM

         Subject to the approval of the stockholders of the Company, this Plan is effective as of the January 1, 2000. No Options may be granted under this Plan after December 31, 2009; however, all previously granted Options that have not expired under their original terms or will not then expire at the time this Plan expires will remain outstanding.

SECTION 11.     GENERAL PROVISIONS

         (a) Neither this Plan nor any Option granted hereunder is intended to confer upon any Optionee any rights with respect to continuance of the utilization of his or her services by the Company, nor to interfere in any way with his or her right or that of the Company to terminate his or her services at any time (subject to the terms of any applicable contract, law, regulation, and the articles and bylaws of the Company).

         (b) No Optionee or Designated Beneficiary has any rights as a stockholder with respect to any shares of Common Stock to be distributed under this Plan until he or she has become the holder thereof.

         (c) The validity, construction, interpretation, administration and effect of this Plan and of its rules and regulations, and rights relating to this Plan, shall be determined solely in accordance with the laws of the State of Delaware (without giving effect to its conflicts of laws rules) and, to the extent applicable, federal law.

         The Company has caused this Plan to be adopted by its Board of Directors effective as of January 1, 2000.


                                    Page A-4

                                                                       EXHIBIT B


                             AVAX TECHNOLOGIES, INC.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER


ORGANIZATION

         There will be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee will consist of at least three directors who are independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. All of the members of the Audit Committee must be financially literate and at least one member of the Audit Committee must have accounting or related financial management expertise.

STATEMENT OF POLICY

         The Audit Committee will provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditors (if any) and the financial management of the Corporation.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the financial management of the Corporation and the independent auditor. Furthermore, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between the financial management of the Corporation and the independent auditor, or to assure compliance with laws and regulations and the Corporation's business conduct guidelines.

RESPONSIBILITIES

         In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality.

         SELECTION & EVALUATION OF INDEPENDENT AUDITOR

         1. Review and recommend to the directors the independent auditor to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries.

         2. Instruct the independent auditor that it is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the stockholders, and as such, the Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for stockholder approval in any proxy statement).


                                    Page B-1

         3. Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Corporation, consistent with Independence Standards Board Standard 1.

         4. Discuss with the independent auditor any disclosed relationships or services that may affect the objectivity and independence of the auditor, and take, or recommend that the Board of Directors take, appropriate actions to ensure the independence of the auditor.

         5. Meet with the independent auditor and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

         INTERNAL CONTROL PROCEDURES

         6. Review with the independent auditor and financial management, the adequacy and effectiveness of the accounting and financial controls of the Corporation, and elicit any recommendations for the improvement of the internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of the internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

         7. Consult with the independent auditor and establish, when appropriate, the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of the plans with the independent auditor.

         FINANCIAL DISCLOSURE & ACCOUNTING PRINCIPLES

         8. Provide that financial management and the independent auditor discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Corporation and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates from the perspective of income, asset, and liability recognition, and whether those principles are common practices or not.

         9. Determine and discuss with the independent auditor and financial management, with regard to new transactions or events, the reasoning for the appropriateness of the accounting principles and disclosure practices adopted by the Corporation.

         10. Review with the Corporation's legal counsel and the independent auditor, legal compliance matters including corporate securities trading policies, and any legal matter that could have a significant impact on the organization's financial statements.

         FINANCIAL STATEMENTS & SEC FILINGS

         11. Review with financial management and the independent auditor the Corporation's annual financial statements and related footnotes, the independent auditor's audit of the financial statements and related report, any significant changes in the audit plan, any serious difficulties or disputes with management encountered during the course of the audit and any other matters related to the conduct of the audit that are required to be communicated to the Audit Committee under generally accepted auditing standards.

         12. Review with financial management and the independent auditor the Corporation's annual report on Form 10-K before it is filed with the SEC or other regulators.


                                    Page B-2

         13. Review with financial management and the independent auditor the Corporation's quarterly reports on Form 10-Q before they are filed with the SEC or other regulators.

         14. Review all other filings with the SEC containing the Corporation's financial statements before they are filed with the SEC or other regulators.

         OTHER

         15. Provide sufficient opportunity for the independent auditor and financial management to meet with the members of the Audit Committee without other members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Corporation's financial, accounting and auditing personnel, and the cooperation that the independent auditor received during the course of the audit.

         16. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

         17.      Review and update the Audit Committee's Charter annually.

         18. Investigate any matter brought to the Audit Committee's attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment that is appropriate.

         19. Perform all other functions as assigned by law, the Corporation's Certificate of Incorporation or bylaws, or the Board of Directors.


                                      * * *


                                    Page B-3

                             AVAX TECHNOLOGIES, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                               FOR ANNUAL MEETING
                                  JULY 19, 2001


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints and David L. Tousley, C.P.A., and Richard P. Rainey, and each of them, with full power of substitution, as proxies to represent and vote all shares of Common Stock, and Series C Convertible Preferred Stock of AVAX TECHNOLOGIES, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of stockholders of the Corporation to be held on July 19, 2001, and at all adjournments or postponements, hereby revoking all former proxies.

         1. To elect six members to the Board of Directors to serve for one-year terms until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified;

         2. To ratify the adoption of the 2000 Directors' Stock Option Plan; and

         3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.


                                      BACK

1. Election of Directors:   FOR ALL NOMINEES [ ]  WITHHOLD FOR ALL NOMINEES [ ]

2.   Ratification of 2000 Directors'
     Stock Option Plan:                  FOR [ ]    AGAINST [ ]     ABSTAIN [ ]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED ON PROPOSALS (1) AND (2) in accordance with the specifications made and "for" each proposal if no specification is made.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

I/We will attend the meeting.           [ ] YES        [ ] NO

________________________________                    Date: ______________________
(Signature of Stockholder)

________________________________                    Date: ______________________
(Signature if held jointly)

Note: Please sign this Proxy exactly as your name or names appear on the books of the Corporation. Joint owners should each sign personally. Attorney, executor, administrator, trustee or guardian must give full title as such. If a corporation or partnership, the signature should be that of an authorized person who should state his or her title.